                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           University Bancorp, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        N/A
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
        N/A
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
        N/A
--------------------------------------------------------------------------------

    (5) Total fee paid:
        N/A
--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
        N/A
--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:
        N/A
--------------------------------------------------------------------------------

    (3) Filing party:
        N/A
--------------------------------------------------------------------------------

    (4) Date filed:
        N/A
--------------------------------------------------------------------------------

                            UNIVERSITY BANCORP, INC.
                            209 East Portage Avenue
                        Sault Ste. Marie, Michigan 49783
                                 (906) 635-9794

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT
                                  June 9, 1997

To the Holders of Common Stock of University Bancorp, Inc.:

     The Annual Meeting (the "Meeting") of Stockholders of University Bancorp, Inc. (the "Company") will be held at the main office of University Bank, the Company's bank subsidiary, 959 Maiden Lane, Ann Arbor, Michigan 48105, at 12:00 noon, local time, on Monday, June 9, 1997 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders; and

     2. To transact such other business as may properly come before the Meeting.

     The Board of Directors has set 5:30 p.m. Central Standard Time, on April 23, 1997 as the record date for the determination of the stockholders entitled to vote at the Meeting. All stockholders as of the record date are entitled to receive this notice. The Proxy Statement and form of proxy for the Meeting are being mailed with this notice and the initial mailing including the Proxy Statement and form of proxy will be sent to stockholders on approximately May 2, 1997.

                                                By order of the Board of
                                                  Directors,

                                                Joseph L. Ranzini,
                                                Secretary
April 25, 1997

If you wish to participate in the vote on the matters coming before the Annual Meeting and do not intend to attend in person, please mark, sign and date the enclosed form of proxy and return it promptly to the Company, c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783.

                            UNIVERSITY BANCORP, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 9, 1997

                               TABLE OF CONTENTS

                                                             Page

General Information                                             2

Election of Directors                                           3

Security Ownership of Certain Beneficial
  Owners and Management                                         6

Executive Officers                                              8

Executive Compensation                                          9

Section 16(a) Beneficial Ownership Reporting Compliance        12

Compensation Plans                                             13

Certain Relationships and Related Transactions                 15

Independent Public Accountants                                 17

Other Matters                                                  18

                              GENERAL INFORMATION

     By appointing "proxies", stockholders may vote their shares at the Annual Meeting of Stockholders (the "Meeting") of University Bancorp, Inc. (the "Company"), which is scheduled to be held on June 9, 1997 and any adjournments thereof, whether or not they attend. With this Proxy Statement, the Company's Board of Directors provides information on the items of business scheduled for the Meeting and asks you to appoint proxies selected by the Board of Directors to vote your shares. The Company's Board of Directors is soliciting your proxy. The cost of such solicitation is being paid for by the Company.

     The proxies will vote your shares according to your instructions. The Board of Directors recommends a vote:

     "FOR" the election of each of the nominees for election as directors of the Company indicated in the accompanying form of proxy. You may vote "FOR" or "WITHHOLD" as to all or any one or more nominees for election as directors.

     You have one vote for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") registered in your name on the Company's books on April 23, 1997 at 5:30 p.m., Central Standard Time, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that time, the Company had 1,261,416 shares of Common Stock outstanding and entitled to vote.

     If you wish to participate in the vote on the matters coming before the Meeting, please sign, date and promptly return your form of proxy to the Company, c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783.

     If you return a properly signed and dated form of proxy for the election of directors but do not mark any choices, your shares will be voted in accordance with the recommendations of the Board of Directors as to such election.

     You may revoke the proxy solicited by the Board of Directors before its exercise by delivering written notice of such revocation to the Company c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783, or by submitting a subsequently dated proxy, or by attending the Meeting and voting by ballot.

     Directors will be elected by plurality of the votes of Common Stock cast at the Meeting. For these purposes, abstentions and broker non-votes are not considered votes cast.

PRESENTATION OF
PROPOSALS OF STOCKHOLDERS

     It is expected that the next annual meeting of stockholders of the Company will be held in the 1998 calendar year. Proposals of stockholders to be presented at such annual meeting must be received by the Company prior to February 1, 1998 to be included in the Company's proxy statement and form of proxy for such annual meeting. The notice and any such proposal must comply with the applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE - ATTENDANCE
AT BOARD OF DIRECTOR MEETINGS

     The Board of Directors oversees the management of the business of the Company. The Board of Directors had no audit or nominating committees during the fiscal year ended December 31, 1996. The Compensation Committee of the Board of Directors consists of three members of the board, presently Messrs. Stephen Lange Ranzini, Joseph L. Ranzini and Michael Talley. The Compensation Committee met twice and all members of this committee attended each meeting. The Board of Directors held a total of 4 meetings during the 1996 fiscal year. Two of the nine directors attended 3 of the 4 meetings. All other directors attended 100% of the meetings held during the year.

COMPENSATION OF DIRECTORS

     Directors are not compensated for attendance at meetings, although they are reimbursed for travel expenses.

ELECTION OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the slate of nine directors named below. Biographical information is included below for each nominee. Persons elected at the Meeting will hold office until a successor is elected or until earlier resignation or removal. In the event that any of these director nominees becomes unavailable to serve, proxies will be voted for the election of such other person(s) as may be recommended by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY

     Stephen Lange Ranzini, age 32, has been President, CEO and a director of the Company or its Predecessors since July 1988, and served as the Treasurer of the Company and its Predecessors from July 1988 to December 1995. Since May 1993, Mr. Ranzini has also served as the Treasurer and a Director of Michigan BIDCO, Inc., a community development lending organization. Since December 1995, Mr. Ranzini has been Treasurer and a Director of Northern Michigan Foundation, a non-profit affiliate of BIDCO. Since March 1994 Mr. Ranzini has served as a director of University Bank and has held various senior management positions with the bank, including that of President of the Bank between October 1994 and November 1995. Since relinquishing that position he has served as the Bank's Senior Vice President - Mortgage Banking, supervising the Bank's subsidiaries: Arbor Street LLC, Midwest Loan Services, Inc., Varsity Funding, LLC., and Varsity Mortgage, LLC. He is the son of Joseph L. and Mildred Ranzini and the brother of Joseph Lange Ranzini and Paul Lange Ranzini.
     Since July 1991, Mr. Ranzini has been a director of CityFed Financial Corp., a former savings and loan holding company now based in Massachusetts. Related to his duties for BIDCO or the Bank, Mr. Ranzini also serves as a director or officer of four northern Michigan based firms: a GM/Chrysler car dealership, a tissue paper mill, an ABC-TV broadcast affiliate and a paper brokerage company.

     Joseph L. Ranzini, Esq., age 68, has been Chairman of the Board, a director and Secretary of the Company or of predecessor corporations merged into the Company (the "Predecessors") since July 1988. Mr. Ranzini has been a Director of University Bank (the Company's subsidiary) since July 1988 and served as Chairman of the Board from March 1994 to January 1996. Since May 1993, Mr. Ranzini has served as the President and Chairman of the Board of Michigan BIDCO, Inc. (the "BIDCO"), a community development lending organization described further below. Since December 1995, Mr. Ranzini has been President and Chairman of the Board of Northern Michigan Foundation, a non-profit affiliate of BIDCO. Mr. Ranzini maintained a private law practice in New Jersey from 1965 until June 1991.

     Keith Brenner, age 52, has served as a director of the Company or its Predecessors from October 1985, and also as the President and Treasurer of the Company or its Predecessors (the Company was then known as Fortune 44 Company, and manufactured and sold fortune cookies) from inception until December 31, 1989. Prior to forming the Company, Mr. Brenner was employed by Celestial Seasonings, Inc., a tea manufacturer located in Boulder, Colorado, from 1980 to 1985 as Vice President of Marketing and Vice President of Corporate Development. Since the fourth quarter of 1988, Mr. Brenner has been President and owner of Brenner & Associates, a strategic planning and marketing consulting firm, located in Boulder, Colorado.

     Robert Goldthorpe, age 60, has served as a director of the Company since April 1996. Mr. Goldthorpe also served as a Director of University Bank from September 1992 to January 1996. For more than the past five years, Mr. Goldthorpe has been President of Goldthorpe Enterprises, a diversified holding company with operations in the central and eastern portion of the Upper Peninsula of Michigan, with investments in hotels, restaurants, apartment buildings, a hardware store, and the construction and contracting business.

     Mark Ouimet, age 48, has served as President, CEO and Chairman of the Board of Directors of University Bank, and as a

Director of the Company since December 1995. Previously, he had served in a variety of capacities at Great Lakes Bancorp of Ann Arbor, Michigan for more than ten years, including most recently Senior Vice President for Corporate and Community Affairs and First Vice President for Retail Banking. He also serves as a director or chairman of numerous volunteer boards and non-profit agencies in the Ann Arbor area.

     Dr. Joseph Lange Ranzini, age 37, has served as a director of the Company since April 1996. A graduate of Dartmouth College in 1982, he earned his M.D. from the University of Virginia in 1986, and completed his residency with a specialty in General Surgery at Mary Imogene Bassett Hospital, an affiliate of Columbia University in Cooperstown, New York, in 1992. Since that time he has been in a general surgery private practise at Augusta Medical Center in Fishersville, Virginia. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Paul Lange Ranzini.

     Mildred Lange Ranzini, age 65, has been a director of the Company or its Predecessors since July 1988, and has served as Assistant Secretary since January 1990. Mrs. Ranzini holds a M. Div. from Princeton Theological Seminary, a Masters Degree in Education from Columbia University and a B.A. from Wellesley College. Mrs. Ranzini has not otherwise held an active business position during the prior five years.

     Prof. Paul Lange Ranzini, age 35, has served as a director of the Company since April 1996. He is a Lecturer in Music and a Doctoral Candidate in Music History and Theory at the University of Chicago, where he has been since 1989, except in 1994 and 1995, when he earned a Fulbright Fellowship to Germany for Dissertation Research. At the University of Chicago, he is also employed part-time as the computer data center manager at the University's International House. From 1984 to 1988 he was a graduate student at the University of Michigan in Ann Arbor, Michigan, where he earned two Masters, an M.A. in Musicology and an M.M. in Organ and Church Music. From 1979 to 1983 he was a student at the College of William and Mary, where he received a B.A. in Philosophy. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Joseph Lange Ranzini.

     Michael Talley, age 46, served as a director of the Company or its Predecessors since 1988. Since March 1990, Mr. Talley has served as an Account Executive at Ladenburg, Thalmann & Co. Inc. in New York, New York. Between February 1988 and March 1990 Mr. Talley served as an Account Executive at Oppenheimer & Co., Inc. in New York, New York. For more than five years until February 1988, he served as an Account Executive at L.F. Rothschild Unterberg Towbin in New York, New York. Mr. Talley is a native of Detroit, Michigan, and a graduate of Michigan State University, in East Lansing, Michigan.

     There is no family relationship between any current director or executive officer of the Company and any other current director or executive officer of the Company, except as indicated above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below and on the following pages is information with respect to number and percentage of outstanding shares of the Company beneficially owned by certain persons, including those known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, the directors of the Company individually and the directors and officers of the Company as a group. The information in the table is as of March 31, 1997, except as otherwise indicated.

                                            Amount and Nature                         Percent
                            Title of          of Beneficial                              of
Name and Address             Class              Ownership (1)                          Class
----------------            --------        -----------------                         -------
Joseph L. Ranzini, Esq.     Common              596,851 (2)(4)                         47.04%
209 East Portage Ave.       Stock                       (11)
Sault S. Marie, MI 49783

Mildred Ranzini             Common              482,872 (2)(3)(5)                      37.76%
173 W. Queens Drive         Stock                       (10)
Williamsburg, VA 23185

Stephen Lange Ranzini       Common              308,151 (3)(6)                         24.29%
c/o University Bank         Stock                       (11)(12)
959 Maiden Lane
Ann Arbor, MI 48105

Dr. Joseph Lange Ranzini    Common               61,600 (12)                            4.85%
30 Chestnut Avenue          Stock
Waynesboro, VA 22980

Prof. Paul Lange Ranzini    Common              114,400 (12)                            9.02%
International House         Stock
1414 59th Street
Chicago, IL 60637

Keith E. Brenner            Common               19,721 (7)(10)                         1.54%
135 Green Meadow Lane       Stock
Boulder, CO 80302

Robert Goldthorpe           Common               35,000 (10)                            2.74%
2564 Helmer St.             Stock
McMillan, MI 49853

Mark Ouimet                 Common              132,000 (8)(10)                         9.50%
c/o University Bank         Stock
959 Maiden Lane
Ann Arbor, MI 48105         (TABLE CONTINUED ON FOLLOWING PAGE)


Michael Talley              Common               10,000 (10)                           0.78%
55 Payson Avenue #4I        Stock
New York, NY 10034

Ranzini Family Trust        Common              320,000 (2)                           25.22%
dated 11/8/90               Stock
173 W. Queens Drive
Williamsburg, VA 23185

Ranzini Family Trust        Common              132,872 (3)                           10.47%
dated 12/20/89              Stock
173 W. Queens Drive
Williamsburg, VA 23185

All Current Officers        Common            1,108,723 (2)(3)(6)                   77.60%
and Directors, as a         Stock                       (7)(9)
Group (Nine Persons)                                    (10)(11)                        -
    ______________________                              (12)(13)


     (1) Unless otherwise indicated, the indicated person is believed to have sole voting and investment power over shares indicated as beneficially owned by such person.

     (2) Includes 320,000 shares of Common Stock held by an irrevocable trust, the primary beneficiary of which is Mr. Stephen Lange Ranzini. The trustees of the trust are Mr. Joseph L. Ranzini and Mrs. Mildred Ranzini.

     (3) Includes 132,872 shares of Common Stock held by an irrevocable trust, the primary beneficiaries of which are Mr. Joseph L. Ranzini's five adult children. The trustees of the trust are Mr. Stephen Lange Ranzini and Mrs. Mildred Ranzini. Mr. Stephen Lange Ranzini is a primary beneficiary of one-fifth or 26,574 of the shares of Common Stock held under the terms of the trust.

     (4) Does not include the 132,872 shares of Common Stock referred to in note 3 above, as to which Mr. Ranzini disclaims beneficial ownership.

     (5) Mrs. Ranzini disclaims beneficial ownership of shares of Common Stock owned by her spouse, Joseph L. Ranzini.

     (6) Includes 12,529 shares of Common Stock which represent Mr. Stephen Lange Ranzini's current accrued allocation of shares of Common Stock under the University Bancorp, Inc. ESOP. Does not include the shares held in the trust referred to above in note 2 as to which Mr. Ranzini is the primary beneficiary.

     (7) Includes shares of Common Stock owned beneficially by Mr. Brenner's retirement plan, and also includes 708 shares of Common Stock owned by Mr. Brenner's minor children.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     (8) Does not includes options on 60,000 shares of common stock granted to Mr. Ouimet, as such options are not exercisable until January 10, 1998 and dates thereafter.

     (9) Does not include shares held by the University Bancorp, Inc. ESOP, other than the accrued allocation of shares thereunder to Stephen Lange Ranzini referred to in note 6 above.

     (10) Currently exercisable options on 10,000 shares of common stock are held by each of Mr. Brenner, Mr. Goldthorpe, Mrs. Ranzini and Mr. Talley, and currently exercisable options on 120,000 shares of common stock are currently held by Mr. Ouimet. The shares subject to such person's respective option are included in such person's respective holdings and in the total shares held by all current officers and directors as a group. See footnote 8, above.

     (11) Includes 23,000 shares of Common Stock held by Michigan BIDCO, Inc. The Company, the Bank, Stephen Lange Ranzini, Joseph L. Ranzini, Mildred Lange Ranzini and one Ranzini family trust are officers, directors, and/or security holders of the BIDCO. Each of such persons and trust disclaims beneficial ownership of the shares held by the BIDCO.

     (12) Includes shares held by various of the thirteen Ranzini family trusts established in 1996, which collectively hold 114,400 shares of Common Stock, as follows: Stephen Lange Ranzini and Prof. Paul Lange Ranzini are trustees of each of such 13 trusts covering all 114,400 shares, and disclaim beneficial ownership of such 114,400 shares of Common Stock held by such Trusts for which they are trustees. Dr. Joseph Lange Ranzini is a trustee as to certain of such trusts covering 61,600 shares, and disclaims beneficial ownership of such 61,600 shares of Common Stock held by Trusts for which he is a trustee.

     (13) The total number of shares of Common Stock held by the Mr. Joseph L. Ranzini, Mr. Stephen Lange Ranzini, Mrs. Mildred Ranzini, the various Ranzini family trusts and the shares included in note 6, above, is 879,002. In addition, Mrs. Mildred Ranzini holds currently exercisable options to purchase 10,000 shares of Common Stock.


                               EXECUTIVE OFFICERS

     Joseph L. Ranzini and Stephen Lange Ranzini hold executive officer positions with the Company, as indicated above under "Election of Directors".
     Thomas J. Vandermus, age 43, is Chief Financial Officer of the Company.
He was elected to such position in November 1995. He has also served as Treasurer of University Bank since February 1995. Prior to that time and for more than five years he was employed by Valley Bancorp, Sheboygan, Wisconsin, where he held the positions of Controller of Valley Real Estate Services, a mortgage banking subsidiary company, and Controller of Valley United Bank.
     Mark Ouimet, age 48, was appointed President, CEO and Chairman of the Board of Directors of University Bank, and a Director of the Company in November 1995. Previously, he had served in a variety of capacities at Great Lakes Bancorp of Ann Arbor, Michigan for more than ten years, including most recently Senior Vice President for Corporate and Community Affairs and First Vice President for Retail Banking. Mr. Ouimet is not an officer of the Company but for certain purposes could perhaps be considered as executive officer of the Company by virtue of his position as Chief Executive Officer of the Bank.

     Officers of the Company serve at the discretion of the Board of Directors and generally are to be elected annually.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company and affiliates for the fiscal years ended December 31, 1996, 1995, and 1994, of the Chief Executive Officer of the Company, and the Chief Executive Officer of the Bank, who was elected to such position in December 1995. There were no other individuals whose salary and bonus from the Company or its affiliates for the latest fiscal year exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term
                        Annual Compensation($)                    Compensation
                   -----------------------------------            ------------
                                                                     Awards
                                                            ----------------------
                                              Other                       Securities
 Name and                                     Annual        Restricted    Underlying
 Principal                                    Compen-       Stock         Options/
 Position             Year    Salary  Bonus   sation        Awards($)     SARs (#)
 ----------------     ----    ------  -----  --------       --------      ----------
 Stephen Lange        1996   $108,524   $  -     $     -     $2,605          -
   Ranzini                     (2)                            (3)(4)
   President &
   CEO                1995   $103,750   $  -     $     -     $5,208          -
                               (2)                            (5)


                      1994   $101,073   $  -     $     -     $4,898          -
                               (1)(2)                         (6)

 Mark Ouimet          1996  $127,000    $255,000 $  8,507    $ -             -
   Director &                  (8)(7)
   Pres. of
   University         1995  $7,815      $  -     $114,922    $ -         180,000
   Bank                         (9)


______________________
(1) Includes $60,000 paid for 1994 to Arete, a general partnership comprised of Stephen Lange Ranzini and Joseph L.
(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     Ranzini, which provided management services to the Company pursuant to an agreement between the Company and Arete, until December 31, 1994.
(2)  Salary in 1996, 1995 and 1994 includes $44,025, 41,250 and $36,358, respectively, from Michigan BIDCO, Inc., for which Mr. Ranzini served as Treasurer.
(3) At the end of the Company's fiscal year ended December 31, 1996, 12,529 shares of the Company's common stock were allocated to Mr. Ranzini under the Company's ESOP. Mr. Ranzini's rights in all of said shares are vested. Valued at $7.375 per share, the last sale price of the Company's common stock on December 31, 1996, the aggregate value of such shares was $92,401.
(4) Allocation under the Company's ESOP of 521 shares of the Company's common stock to Mr. Ranzini in June 1996.
(5) Allocation under the Company's ESOP of 1,126 shares of the Company's common stock to Mr. Ranzini in April 1995.
(6) Allocation under the Company's ESOP of 1,306 shares of the Company's common stock to Mr. Ranzini in April 1994.
(7) Includes $90,000 incentive bonus, pursuant to the terms of his Employment Agreement, paid in January 1997 with respect to 1996.
(8) Includes perquisite amounts aggregating $** representing car lease payments allocable to 1996 and amounts paid to or paid on behalf of Mr. Ouimet as reimbursement for certain expenses incurred by him.
(9) Consists of bonus amounts paid to Mr. Ouimet in connection with the commencement of his employment with University Bank, pursuant to the terms of his Employment Agreement (in part to cover benefits from his former employer foregone by Mr. Ouimet), including the issuance of 12,000 shares of Common Stock, valued for this purpose at $4.625 per share, the closing bid for the Common Stock on December 31, 1995, and perquisite amounts aggregating $9,422 representing car lease payments allocable to 1995 and amounts paid to Mr. Ouimet as reimbursement for certain expenses incurred by him.

                       OPTION GRANTS IN LAST FISCAL YEAR




                               Number of        % of Total
                               Securities       Options/SARs
                Exercise       Underlying       Granted to
                Expiration     Options          Employees in   Price
  Name          Granted (#)    Fiscal Year (4)  ($/share)      Date
-------------  -------------  ---------------   ------------   -----
Stephen Lange
Ranzini              0             -               -              -

Mark Ouimet    120,000(1)(2)   63.42%          $4.50         12/31/1997

                              60,000(1)(3)                     $4.50
   9/30/2000

______________________
(FOOTNOTES CONTINUED ON FOLLOWING PAGE)
(1) All options were granted in December 1995 subject to stockholder approval of the 1995 Stock Plan which was later secured.
(2) Options for 20,000 of the indicated shares did not become exercisable until January 10, 1997. The options for the other 100,000 shares became exercisable upon such stockholder approval.
(3) Such options become exercisable as follows: 20,000 shares on January 10, 1998, 20,000 shares on January 10, 1999 and 20,000 shares on January 10, 2000.
(4) Includes options granted in November and December 1995 subject to stockholder approval which was later secured.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR & FY-END OPTION VALUES


                                                Number of
                                                Securities         Value of
                                                Underlying         Unexercised
                                                Unexercised        In-the-Money
                                                Options at         Options at
                                                FY-End (#)         FY-End ($)
                               Shares
                 Exercisable/  Acquired on      Value              Exercisable/
 Name            Exercise (#)  Realized($)  Unexercisable          Unexercisable
---------------  ------------  -----------  ---------------------  -------------
Stephen Lange
Ranzini                  0       -                -                       -

Mark Ouimet
(exercisable)            0       -          120,000                 $345,000
(unexercisable)          0       -           60,000                 $172,500


     Except as indicated in the above tables and as indicated below in the description of Mr. Ouimet's Employment Agreement, neither Stephen Lange Ranzini nor Mark Ouimet received during the three fiscal years ended December 31, 1996 or held at December 31, 1996, any stock options, SAR grants or Long Term Incentive Plan Awards.

     The Company does not have a defined benefit or actuarial pension plan.

     University Bank and the Company have entered into an Employment Agreement with Mr. Mark Ouimet, providing for his retention as President and Chief Executive Officer of the Bank. It provides for a base annual salary of $127,000, increasing annually by a minimum of 5%, and bonus compensation tied to the performance of the Bank's office(s) in the lower peninsula in Michigan, with incremental bonus amounts payable upon the achievement of cumulative financial milestones in terms of dollar amounts of deposits and of "on balance sheet" loans. The total cumulative amount of bonuses available under the Employment Agreement is $750,000, of which $165,000 was paid in 1996, and $90,000 was paid in January 1997 in respect of 1996.

     Under the terms of the Employment Agreement options to purchase up to 180,000 shares of Common Stock at $4.50 per share were granted to Mr. Ouimet under the Company's 1995 Stock Plan. Mr. Ouimet, under the terms of his Employment Agreement and the agreement granting him such options, is entitled to loans from the Company to finance the exercise price of such options. Such loans are to be for a term of three years with an amortization schedule of not less than 15 years and with interest to accrue but not to be payable until December 31, 2000.

     Under the terms of the Employment Agreement, Mr. Ouimet also received a payment of $50,000 and the grant to him of 12,000 shares of Common Stock in respect of benefits foregone by him from his prior employer, as well as an amount to cover Mr. Ouimet's legal costs in connection with the negotiation, review and execution of the Employment Agreement and to cover dental costs through December 31, 1996.

     The term of the Employment Agreement is through December 31, 2000, subject to the Bank's right to terminate such employment for "cause" (as defined). In the event of termination of Mr. Ouimet's employment without "cause" or if there is a material reduction of his responsibilities without his express written consent, the Agreement entitles Mr. Ouimet to immediate payment of the balance of the base salary payable to him during the remaining portion of the term of the Employment Agreement, but in no event less than an amount equal to 12 month's base salary, and the payment of all future bonus compensation under the Employment Agreement when earned and otherwise payable (if the termination or reduction of responsibilities had not occurred), as well as payment of health and life insurance premiums for comparable benefits coverage of one (1) year from date of termination. If the Company's stockholders' equity falls below 3% of total consolidated assets, the amount of future salary and bonus payable to Mr. Ouimet must be placed in escrow.

     Mr. Ouimet is also entitled to certain other benefits under the Employment Agreement, including disability and life insurance coverage at the Bank's cost, reimbursement for lease payments, maintenance, gas and insurance on an automobile, participation in the Bank's medical savings account benefit program, reimbursement for club and civic and professional association dues and for continuing education, and matching charitable contributions as deemed appropriate by the Bank's Board of Directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The management of the Company ("we") reviewed the Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year. We also reviewed the Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from executive officers and directors of the Company that did not file a Form 5 with respect to its most recent fiscal year, to the effect that no filing of a Form 5 is required with respect to such person. Based upon our review, no person who, at any time during the Company's most recent fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock, failed, as disclosed in the above Forms, to file on a timely basis, any reports required by Section 16(a) of the Exchange Act, except as follows:

     The Company has been informed that Robert Goldthorpe, a director of the Company, inadvertently failed to report the ownership of 15,000 shares of Common Stock at the time he became a director of the Company in April 1996. The Company understands that Mr. Goldthorpe will promptly file an amendment to correct this error in his original form 3.

                               COMPENSATION PLANS

     University Bancorp, Inc. 1995 Stock Plan. The 1995 Stock Plan of the Company was adopted by the Board of Directors in November 1995 (and amended in April 1996) and later approved by the Company's stockholders. The purpose of the 1995 Stock Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 1995 Stock Plan, officers and other employees of the Company and any present or future parent or subsidiary (collectively "Related Corporations") are provided with the opportunity to purchase shares of Common Stock as "incentive stock options" ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and Related Corporations are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such directors, officers, employees and consultants may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and Purchases are referred to hereafter as "Stock Rights".
     A total of 350,000 shares of Common Stock are reserved for issuance upon the exercise of Options or in connection with Awards or Purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. Unless sooner terminated, the 1995 Stock Plan will terminate on November 15, 2005.
     The 1995 Stock Plan is administered by the Board of Directors of the Company. The Board has the right, in accordance with the Plan, to appoint a Compensation Commitee ("Compensation Committee") of three or more of its members to administer the Plan. The Compensation Committee of the Board of Directors has been established and provides recommendations to the Board on the granting of options. The 1995 Stock Plan requires that each

Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and not more than ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.
     Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or through an exercise notice payment procedure, or any combination thereof.
     During 1996, Options for a total of 283,841 shares of Common Stock were granted under the 1995 Stock Plan, including those granted in November or December 1995, subject to stockholder approval, and Awards of 1,300 shares of Common Stock were made under the 1995 Stock Plan. Options for a total of 4,541 shares of Common Stock were exercised in 1996. As of March 31, 1997, options for a total of 260,500 shares of Common Stock were outstanding under the 1995 Stock Plan and 83,659 shares of Common Stock were available for grant of Stock Rights under the 1995 Stock Plan.

     University Bancorp, Inc. Employee Stock Ownership Plan. The Company has had in effect an employee stock ownership plan (the "ESOP") for eligible employees of the Company and its subsidiaries. The ESOP is a qualified plan under section 401(a) of the Internal Revenue Code, as amended. The ESOP provides that the employer may contribute thereto such amounts as it may determine and the contributions may be in cash or in stock, at the election of the Company. Contributions are allocated among employees who have reached age 21, have at least one year of service and are employed more than 500 hours throughout the year. Contributions are allocated in the proportion that the employee's total compensation for the year (up to $200,000) bears to the total compensation of all ESOP participants for the year (up to $200,000 per participant). However, the sum of contributions and forfeitures allocated to an employee in any year cannot exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Employees who retire, die, become disabled or terminate their employment for any other reason would receive the value of the vested portion of their accounts, in cash or stock. Employees vest in their accounts in accordance with a vesting schedule based on years of credited service. Employees have the right to require the Company to repurchase shares distributed to them pursuant to the terms of the ESOP. In 1996 and 1995, the Company contributed to the ESOP 2,700 and 10,000 in additional shares of Common Stock valued at $15,056 and $35,000, respectively, based upon the then current bid price of the Company's common stock of $5.5625, and $3.50.

     University Bank SEP IRA Plan. On January 1, 1995, the Company's Bank subsidiary established a noncontributory SEP IRA contribution plan. Under the Plan, the Bank contributed 3% of an employee's salary multiplied by 100 times the Bank's percentage return on assets excluding unusual gains from sales of assets (with a minimum payment of 1.5% of employee's salary) to an employee SEP IRA, with immediate vesting. The Corporation made no contributions to the plan for the year ended December 31, 1995, and made a contribution of $6,904 for the year ended December 31, 1996.

     University Bank 401(k) Profit Sharing Plan. In 1996 the Bank replaced the SEP IRA Plan with a new 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, which allows an employee of the Company or any of its subsidiaries who has reached age 18 and has completed one year of service to elect to reduce their compensation by up to 12% (subject to specified maximum limitations) and have such amounts contributed on their behalf to the 401(k) Plan. The 401(k) Plan provides for matching employer contributions for each employee who elects to reduce his or her compensation. The amount of matching contribution is up to the sole discretion of the employer. The employer can also make additional discretionary contributions for participating employees. The sum of an employee's salary reductions, and the matching and discretionary contributions and forfeitures allocated to an employee in the year could not exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Participants in the 401(k) Plan who retire, die or terminate their employment for any other reason after having completed at least five years of service would receive the total amount of their account. No matching contributions were made by the Bank for the year ended December 31, 1996.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph L. Ranzini and Stephen Lange Ranzini have executed personal guarantees of the debt of Newberry Motors, a car dealership, to GMAC and Chrysler Finance in the amount of approximately $1,000,000 to each financial institution. Stephen Lange Ranzini currently owns 50% of Newberry Motors; however, such shares are subject to a right to purchase at a nominal price by the current management of Newberry Motors under the terms of an agreement. Stephen Lange Ranzini also owns 50% of the shares of Knauf Motors, a related holding company; however, such shares are subject to a right to purchase by University Bank at a nominal price. Newberry Motors and Knauf Motors are borrowers from the Bank which became financially distressed in 1991, and the arrangements described above were entered into in conjunction with a restructuring of the management and business structure of the car dealership at that time. Joseph L. Ranzini and Stephen

Lange Ranzini serve as unpaid directors of both Newberry Motors and Knauf
Motors.

     In May 1993, a Rural Business and Industrial Development Company now called Michigan BIDCO, Inc. was established (the "BIDCO"). The BIDCO is licensed by the Michigan Financial Institutions Bureau (the "FIB") under the State of Michigan BIDCO program, and regulated and examined by the Bank & Trust Division of the FIB. The BIDCO invests in businesses in northern Michigan with the objective of fostering job growth and economic development. In 1995 and 1996, the Company purchased a total of $197,000 convertible debentures of BIDCO for $203,000, convertible into 131 shares of BIDCO's shares, representing 4.97% of BIDCO's shares on a fully diluted basis. Joseph L. Ranzini is the President and Chairman of the Board of BIDCO and Stephen Lange Ranzini is the Treasurer. Stephen Lange Ranzini received $44,025 in salary, SEP IRA and board fee compensation from BIDCO in 1996. Joseph L. Ranzini, received $93,220 in salary, SEP IRA and board fee compensation from BIDCO in 1996.

     In December 1995, the Bank acquired 80% of the common stock of Midwest Loan Services, Inc. In connection with this acquisition, the BIDCO received 23,000 shares of Common Stock of the Company, puttable to the Company at $5.00 per share in December 1997, in exchange for its ownership of 10% of Midwest Loan Services, Inc. and options to buy an additional 30% of that company.

     When the BIDCO invests in businesses, it generally requires as part of its lending and/or investing agreement the right to designate one seat on the board of the companies in which it invests. Staff members of the BIDCO are assigned the task of sitting on such boards. Remuneration for such board assignments is paid directly to the BIDCO. In connection with his duties as Treasurer of BIDCO, Stephen Lange Ranzini, is a director of Great Lakes Tissue, a tissue paper mill, and Scanlan Communications, an ABC-TV broadcast affiliate. He also serves as the President of Arbor Street Corp., the General Partner for Austin Trading Partners, LP, an investor in a mixed office waste deinked pulp mill.

     The BIDCO has, by general policy of its board of directors, a loan and investment in one borrower limit of $500,000. From time to time, the BIDCO receives loan and/or investment proposals from third parties requesting an investment by the BIDCO in excess of this $500,000 limit. In such event, the BIDCO has in certain instances formed single purpose limited liability companies (the "LLCs") whose members, including Joseph and Stephen Ranzini, are directors, shareholders and bondholders of the BIDCO to fund amounts over the $500,000 limit. The outside investor groups invest on a pro rata, parri passu (equal) basis with the BIDCO. Since the inception of the BIDCO the following investments were made with investor group participation:

     The BIDCO invested $500,000 and an LLC invested $800,000 of a $1,300,000,
5.5 year fully amortizing lease at 24% interest, plus an upfront $100,000 origination fee, secured by railroad boxcars through Northern Federal Leasing LLC. The BIDCO invested $500,000 and an LLC invested $280,000 of a $780,000 investment in Northern Federal Pulp and Paper LLC, which made an equity investment in Austin Trading Partners, LP (a partner in the Great Lakes Pulp and Fibre recycle pulp mill being built in Menominee, Michigan). In each of these LLCs, Joseph and Stephen Ranzini each contributed 1/9th of the LLCs' investment. The BIDCO invested $42,000 and an LLC (in which Joseph and Stephen Ranzini each contributed 1/10th of the LLCs' investment) invested $28,000 for a 50% equity investment in Northern Federal Hotels LLC.

     In 1995, the Bank, through a 98%-owned subsidiary, Arbor Street LLC, purchased $1,000,000 in federal low income housing tax credits through a partnership investment in Michigan Capital Fund for Housing Limited Partnership I, a Michigan limited partnership (the "Partnership"). The investment consisted of a $100,000 equity purchase and the execution by Arbor Street LLC of a $900,000 promissory note held by the Partnership (the "Note"). In connection with the execution of the Note, the Partnership required Joseph L. Ranzini and the Ranzini Family Trust dated 12/20/89 to personally guarantee the Note, because the Bank was prohibited from doing so by state banking regulations. In exchange for arranging for the guaranty of the Note, Joseph L. Ranzini and Stephen Lange Ranzini each received a 1% interest in Arbor Street LLC.

     The Company maintains an investment securities account with Ladenburg Thalmann & Co. Inc. Michael Talley, a director of the Company, receives commissions on the transactions in this account. The Company pays commissions at rates which are comparable to those paid in its other investment securities accounts at other brokerage firms.

     Stephen Lange Ranzini, Prof. Paul Lange Ranzini and Dr. Joseph Lange Ranzini are the sons of Joseph L. Ranzini and Mildred Ranzini.



                         INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountant selected to be the Company's principal accountants for the fiscal year ending December 31, 1997 is Crowe, Chizek & Co. A representative of such accounting firm is expected to be available by speaker telephone at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, or to respond to appropriate questions.

                                 OTHER MATTERS

     The cost of proxy solicitation will be borne by the Company. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of proxy materials. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company and its subsidiaries by telephone, telegraph, telecopy or in person.

Dated: April 25, 1997

                            UNIVERSITY BANCORP, INC.

     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders of University Bancorp, Inc. (the "Company") scheduled for June 9, 1997.

     The undersigned hereby appoints Joseph L. Ranzini, Stephen Lange Ranzini and Robert Goldthorpe, and each of them individually, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on June 9, 1997, and at any adjournment(s) thereof, upon all subjects that may properly come before the Meeting and any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. If no directions are given, the proxies will vote "FOR" the election of all listed nominees for election as Directors, and at their direction on any other matter that may properly come before the Meeting or any adjournment thereof.

     Your vote for the election of directors, described in the proxy statement may be indicated on the reverse side of this proxy.

     The nominees for election as directors are: Keith Brenner, Robert Goldthorpe, Mark Ouimet, Joseph L. Ranzini, Dr. Joseph Lange Ranzini, Mildred Ranzini, Prof. Paul Lange Ranzini, Stephen Lange Ranzini and Michael Talley.

___________________________________________________________________________

                    The Board of Directors recommends a vote FOR all listed candidates for election as Directors.
___________________________________________________________________________

                               (SEE REVERSE SIDE)

     This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election as Directors of the nominees listed on the reverse side of this proxy.

     Election of Directors (see reverse side for list of nominees)


FOR  WITHHELD                    FOR, except vote withheld from the
[ ]    [ ]                       following nominee(s):

                                 __________________________________

                                 __________________________________


                                              The signer hereby revokes all
                                              proxies heretofore given by the
                                              signer to vote at the Meeting or
                                              any adjournment thereof.

                                              Dated:__________________

                                              x_______________________
                                              Signature


Stockholder:                                  ________________________
                                              Signature (if held jointly)





                                              Please sign above exactly as name
                                              appears hereon.  Joint owners
                                              should each sign.  When signing
                                              as officer, attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such.